AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the lst day of January 2000, by and between AMERICAN ELECTROMEDICS CORP., a Delaware corporation (the "Company"), and MICHAEL T. PIENIAZEK (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company has employed the Executive as an executive officer, and the Executive has rendered such services, pursuant to an Employment Agreement, dated as of January 1, 1998 (the "Original Agreement"); and

     WHEREAS, the Company and the Executive desire to amend their Original Agreement to assure the continuity of their relationship, all subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1. Retention of Employment. The Company hereby continues the employment of the Executive as Executive Vice-President and Chief Financial Officer, and the Executive hereby accepts the continuation of such employment, all upon and subject to the terms and conditions hereinafter set forth.

2. Term. The term of the employment under this Agreement shall be for an initial period commencing on January 1, 2000 and terminating on December 31, 2003 (the "Initial Term"), and shall be automatically renewed for additional one (1) year periods thereafter (the "Renewal Term"), unless either party gives the other written notice of termination not less than sixty (60) days prior to the end of the Initial Term or any Renewal Term (collectively, the "Term").

3.   Position, Duties and Representations.

     3.01.Service  with the  Company.  The  Executive  shall serve as  Executive
          Vice-President and Chief Financial Officer. The Executive agrees to perform such executive employment duties for the Company consistent with the positions specified above, and as the Board of Directors and the Chairman of the Board or the President of the Company shall assign to him from time to time consistent with his positions with the Company. The Company agrees to include the Executive on the management slate of directors at any stockholders meeting held or consent in lieu of meeting executed during the Term at which directors are to be elected. The Executive shall report to the Board of Directors, the Chairman of the Board and/or the President.

     3.02.Scope  of  Services.   The  Executive  agrees  to  serve  the  Company
          faithfully and to the best of his ability and to devote his full business time, attention and efforts necessary to advance the business and affairs of the Company during the Term of this Agreement. If requested, the Executive shall serve as an officer and/or director of any subsidiary of the Company, without any additional compensation hereunder. The Executive shall perform his services at the Company's offices at 13 Columbia Drive, Amherst, New Hampshire until the Company relocates to 238 Littleton Road, Westford, Massachusetts after which time the Executive shall perform his services at such office. The Executive acknowledges that as part of his services hereunder he will be required to travel from the offices identified in the preceding sentence; provided, however, without his prior consent, the Company shall not require the Executive to spend more than eight (8) days in any calendar month during the Term on travel assignments for the Company.

4.   Compensation.

     4.01.Annual  Salary.  The  Executive  will  receive an annual  base  salary
          ("Base Salary") at an annual rate of $150,000 for the Initial Term paid in accordance with the Company's normal payroll practices, provided that upon Rosch GmbH Medizintechnik, the Company's German subsidiary, closing its initial public offering in Germany, the Base Salary shall be increased to annual rate of $165,000. In addition, on an annual basis the Board of Directors or a committee thereof (the "Compensation Committee") shall review the Executive's compensation with a view towards increasing the Base Salary and granting stock options to the Executive based on the Executive's performance during the preceding year or pursuant to guidelines established by the Compensation Committee.

     4.02.Bonus. (a) In further consideration of the Executive's agreement to perform services hereunder, the Executive shall be entitled to an annual cash bonus (the "Profits Bonus") in an amount equal to five percent (5%) of the Company's consolidated pre-tax profits (the "Company Profits") in excess of $500,000 (the "Threshold") for the first two fiscal years during the Term commencing with the fiscal year ending July 31, 2000. This annual Profits Bonus shall not exceed $275,000 in the first fiscal year and $785,000 in the second fiscal year.

          (b) The Profits Bonus amount shall be calculated initially by the Treasurer or Controller of the Company based upon the Company's audited financial statements for the relevant fiscal year. Promptly after completion of the Profits Bonus calculation for each fiscal year, a report of the calculation shall be sent to the Board of Directors. The Board of Directors will then present the proposed Profits Bonus to the Executive. Within thirty (30) days after receipt thereof, the Executive may object to the calculation by requesting that the accounting firm then auditing the financial statements of the Company review the calculation. The results of such accountants' review shall be final and binding on the Executive and the Company. Any Profits Bonus shall be paid to the Executive within thirty (30) days after the Executive receives the Profits Bonus calculation, except that if he objects thereto, the payment shall be made as soon as practicable after the resolution of the objection. The Executive shall bear the cost of the accounting firm's review, except if upon such review of the Profits Bonus calculation the accounting firm determines that the amount of the Profits Bonus should be increased by ten percent (10%) or more from the amount calculated by the Company, in which case the Company shall bear the cost of the accounting firm's review.

          (c) In the event the period of the Term for which a Profits Bonus is being determined is less than the entire fiscal year being used for the calculation, the Profits Bonus, if any, and the Threshold for such period shall be multiplied by a fraction, the numerator of which shall be the number of whole months during such fiscal year that the Executive was an employee of the Company and the denominator of which shall be 12.

          (d) Notwithstanding any Profits Bonus which may be paid to the Executive pursuant to this Section 4.02, for each fiscal year during the Term the Compensation Committee may award the Executive a supplemental bonus based upon factors other than the Company Profits for such fiscal year, as determined by such Committee.

     4.03.Bonus  Shares.  The Company  hereby  agrees to issue to the  Executive
          50,000 shares (the "Bonus Shares") of the Company's Common Stock, as presently constituted, in the event that the closing price of the Company's Common Stock as reported on the OTC Bulletin Board or other national market quote system or exchange where the Common Stock is then traded (the "Trading Price") equals or exceeds $6.20 per share for a period of three (3) consecutive trading days during the Term. In the event of any increase in the number of shares outstanding, stock split, stock dividend, reorganization or other change in the Common Stock, the number of Bonus Shares and/or the Trading Price shall be proportionately adjusted. The Company shall immediately register the Bonus Shares under the Securities Act of 1933, as amended, after the issuance thereof, subject to the availability of audited financial information and regulatory review.

     4.04.Participation in Benefit Plans. The Executive shall also be entitled, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible, to participate in all employee benefit plans or programs (including, but not limited to, medical/dental insurance, disability, stock option, retirement and pension plans and vacation time, sick leave and holidays) of the Company currently in existence on the date hereof or as may hereafter be instituted from time to time. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

     4.05.Automobile. The Company shall provide the Executive with (i) the use of an automobile or (ii) an allowance or reimbursement for the use by the Executive of his personal automobile for Company purposes, provided that the cost to the Company does not exceed $700 a month.

     4.06.Expenses. In accordance with the Company's policies established from time to time, the Company shall pay or reimburse the Executive for all reasonable and necessary expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts.

     4.07.Insurance.  The Executive acknowledges and agrees that the Company may obtain a life insurance policy on the life of the Executive in the amount of at least $2,000,000 with the Company named as the beneficiary. The Executive shall cooperate fully with the Company's efforts to obtain such insurance policy, including making himself available for physical examinations.

5.   Non-Disclosure of Confidential Information; Non-Competition.

     5.01.Confidentiality.  Except as may be in furtherance  of the  Executive's performance of his functions as a senior executive officer of the Company, the Executive shall not, throughout the Term of this Agreement and thereafter, disclose to any third party or use or authorize any third party to use, any information relating to the business, business plans, trade secrets or other interests of the Company (including customers and clients of the Company) which is confidential and valuable to the Company or any of its subsidiaries or any third party (including customers and clients of the Company) and which is not known to the public (the "Confidential Information"). The Confidential Information is and will remain the sole and exclusive property of the Company. During the Term of this Agreement, the Confidential Information, when entrusted to the Executive's custody, shall be deemed to remain at all times in the Company's sole possession and control. Notwithstanding the foregoing, the Executive may, after prior written notice to the Company (to the extent such notice is possible under the circumstances) disclose such Confidential Information pursuant to subpoena or other legal process, and promptly thereafter shall advise the Company in writing as to the Confidential Information which was disclosed and the circumstances of such disclosure.

     5.02.Return of Documents. The Executive agrees that, upon the expiration of his employment with the Company for any reason, he shall forthwith deliver up to the Company any and all documents and other material, and all copies thereof, in his possession or under his control relating to any Confidential Information which is otherwise the property of the Company.

     5.03.Non-Competition.  The  Executive  recognizes  that the  services to be performed by him for the Company are special and unique. The Executive further recognizes that the nature of the Company's business is such that the Executive will have full knowledge of the Company's business plans and practices. The parties therefore confirm that, in order to protect the Company's goodwill, it is necessary that the Executive agree, and the Executive hereby does agree that he will not in the
          United States, for a period of two (2) years after he ceases to be employed by the Company, engage in or hold any equity interest or act as a sole proprietor, partner, co-venturer, principal, director or shareholder (to the extent of 5% or more of the equity interest thereof), directly or indirectly, of any sole proprietorship, partnership, joint venture, corporation or other business entity engaged in or plans to engage in the business of the research, development, manufacture and sale of automatic injection devices or in any other business in which the Company engages in (or has formulated plans to engage) at the time during the six (6) month period preceding his termination of employment; provided, however, that should the Executive's employment be terminated pursuant to Section 6.04 hereof or by the Company other than pursuant to Section 6.01 or 6.03 hereof, the foregoing restriction shall not be effective.

     5.04.Remedies.  The Executive  agrees that any breach or threatened  breach by him of any provision of this Section 5 shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Executive hereinabove shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part of any restriction, will not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this Section 5 shall be deemed a waiver of any future breach.

6.   Termination.

     6.01.Disability.  (a) The Executive shall be considered disabled if, due to illness or injury, either physical or mental, he is unable to perform his customary duties and responsibilities as required by this Agreement for more than two (2) months in the aggregate out of any period of six (6) consecutive months. The determination that the Executive is disabled shall be made by the Executive Committee or, if there is no Executive Committee, by the Board of Directors of the Company (with the Executive abstaining from the decision if he is then a member of such Committee or the Board), based upon an examination and certification by a physician selected by the Company subject to the Executive's approval, which approval shall not be unreasonably withheld. The Executive agrees to submit timely to any required medical or other examination, provided that such examination shall be conducted at a location convenient to the Executive and that if the examining physician is other than the Executive's personal physician, the Executive shall have the right to have such personal physician present at such examination.

          (b) If the  Executive is  determined  to be disabled  pursuant to this
          Section 6.01, the Company shall have the option to terminate this Agreement by written notice to the Executive stating the date of termination, which date may be any time subsequent to the date of such determination.

     6.02.Death.  If the Executive  shall die during the Term of this Agreement,
          this  Agreement  and  the  Executive's   employment   hereunder  shall
          terminate immediately upon the Executive's death.

     6.03.By the Company for Cause.  The Company may  terminate  this  Agreement for cause at any time. For purposes of this Agreement, the term "cause" shall be limited to (i) conviction of a felony or equivalent crime under the laws of the United States or any state, (ii) conviction of a felony or equivalent crime under the laws of any other country or political subdivision thereof involving moral turpitude,
          (iii) action involving willful gross misconduct having a material adverse effect on the Company including willfully aiding the competition, or (iv) the breach by the Executive of any of his material obligations under this Agreement without proper justification, which breach is not cured within thirty (30) days after written notice thereof from the Company. Upon termination of employment by the Company "for cause," the Executive shall receive any accrued Base Salary through the termination date, less any amounts by reason of claims the Company may have against the Executive.

     6.04.By  the  Executive  for  Cause.   The  Executive  may  terminate  this
          Agreement for "cause" at any time. For purposes of this Section 6.04, the term "cause" shall be limited to (i) the removal by the Company of its principal place of business to a location which is more than 50 miles from the Executive's current residence, or (ii) the failure of the Company to perform in a material respect of its obligations under this Agreement without proper justification after notice thereof from the Executive and, if curable, the opportunity to cure, within ten
          (10) days after the giving of written notice thereof to the Company.

     6.05.Termination Benefit. Upon termination of employment (i) by the Company other than for "cause" pursuant to Section 6.03 hereof, (ii) upon the disability of the Executive pursuant to Section 6.01 hereof,
          (iii) by the  Executive's  death  pursuant to Section 6.02 hereof,  or
          (iv) by the Executive for "cause" pursuant to Section 6.04 hereof, the Executive (or his estate or representative) shall receive a severance payment equal to the greater of (i) the amount of the then current annual Base Salary or (ii) the continuation of the then Base Salary for the balance of the Term.

     6.06.Change in Control of the  Company.  (a) If at anytime  during the Term hereof a change in control of the Company (as defined in Subsection (b) below) occurs, then within sixty (60) days after receipt of written notice of such change in control of the Company, the Executive may, by written notice to the Company (or its successor), terminate this Agreement. In the event of said termination, (i) the Executive shall receive a lump sum payment equal to 2.99 times his then current Base Salary, payable within thirty (30) days after termination of this Agreement, (ii) the Company (or its successor) shall maintain, at its expense, the health plan coverage of the Executive for a period of twelve (12) months after such termination, subject to termination of such health plan benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers and (iii) all stock options and other equity based awards granted to the Executive by the Company shall become fully vested and exercisable subject to their respective terms; provided, however, if the amount to be paid or distributed to the Executive pursuant to this Section 6.06 (taken together with any amounts otherwise to be paid or distributed to the Executive by the Company) (such amounts collectively the "Section 6.06 Payment") would result in the application of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor or similar provision thereto, the Section 6.06 Payment shall not be paid or distributed in the amounts or at the times otherwise required by this Agreement, but shall instead be paid or distributed annually, beginning within thirty (30) days after the termination date and thereafter on each anniversary thereof, in the maximum substantially equal amounts and over the minimum number of years that are determined to be required to reduce the aggregate present value of
          Section  6.06  Payment to the  maximum  amount that will not cause any
          Section 6.06 Payment to be non-deductible under Section 280G of the Code. For purposes of this Section 6.06, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

          (b) "Change of control of the Company" shall be deemed to have occurred if: (i) any "person" or "group" (as "person" and "group" are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Executive or a person controlled by him, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) a person or group by reason of a transaction with the Company approved by the Company Board of Directors as constituted in accordance with Paragraph (ii) below, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or (ii) individuals who on the commencement date of this Agreement constitute members of the Board of Directors, or successors chosen by such individuals, shall cease for any reason to constitute a majority of the whole Board of Directors.

7. Notices. All notices, requests, demands or other communications hereunder shall be deemed to have been given if delivered in writing personally or by registered mail or national overnight courier or by facsimile to either party at the address set forth below, or at such other address as either party may designate in writing to the other:

                  If to the Company:

                  American Electromedics Corp.
                  13 Columbia Drive
                  Amherst, New Hampshire 03031
                  Attn:  Thomas A. Slamecka, Chairman



                  If to Executive:

                  Michael T. Pieniazek
                  38 Westview Road
                  Worcester, MA 01602
                  Fax:     (___) ___-____

8. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

9. Successors and Assigns; Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns, and the Executive, and his heirs and administrators. The Company may assign this Agreement to any corporation which is in a consolidated group with the Company or which acquires the Company, subject to the Executive's rights under Section 6.06 hereof.

10. Waiver and Severability. The waiver by either party of a breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

11. Heading; Interpretations. The headings and captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

12. Governing Law. All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                    AMERICAN ELECTROMEDICS CORP.


                                                     By: _______________________
                                                              Thomas A. Slamecka
                                                              Chairman


                                                         _______________________
                                                            Michael T. Pieniazek